UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 334-3820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On June 16, 2025, Rainmaker Worldwide Inc. (the “Company”) issued an aggregate of 2,297,467 shares of its common stock to a holder of its Series A Preferred Stock upon the voluntary conversion of 33,462 Series A Preferred Shares. The Series A Preferred Shares were convertible at a fixed price of $0.015 per share of common stock, in accordance with the terms set forth in the Certificate of Designation.

Immediately prior to the conversion, there were 150,000 Series A Preferred Shares outstanding. Following the conversion, 115,538 Series A Preferred Shares remained outstanding. The issuance of common shares increased the Company’s total common shares outstanding from 58,835,595 to 61,113,062.

Subsequently, on June 17, 2025, the Company issued 430,000 additional Series A Preferred Shares to the same shareholder in a private placement transaction. The issuance was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No general solicitation was used and the investor is an accredited investor as defined under Rule 501(a) of Regulation D.

Following this issuance, the total number of Series A Preferred Shares outstanding is 545,538.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: June 20, 2025	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer